EXHIBIT 10.05 DOTSON OPTION AGREEMENT
                         STOCK OPTION AGREEMENT BETWEEN
                          JVWEB, INC. AND KEVIN DOTSON

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") is made effective the _____ day of _________________, 1997, between JVWEB, INC., a Delaware corporation (the "Company"), and KEVIN DOTSON, a consultant to the Company ("Optionee").

                                    RECITALS:

         A. The Company has retained Optionee as a consultant to provide consulting services to assist in the conduct of the Company's business (such services are referred to hereinafter as the "Consulting Services").

         B. In order to provide incentives for the furnishing of Consulting Services by Optionee, the Company has determined to grant to Optionee the right to acquire certain shares of the Company's common stock with par value of $0.01 per share (hereinafter called "Common Stock"), all as provided more fully hereinafter, all subject to the terms, provisions and conditions of this Agreement.

                                   WITNESSETH:

         1. Grant of Stock Option; Expiration Date. The Company shall grant to Optionee the right to purchase shares of Common Stock, pursuant to the terms, provisions and conditions of this Agreement (the shares of Common Stock pursuant to which Optionee shall acquire the right to purchase are referred to hereinafter as the "Option Shares"). For any day on which Optionee provides Consulting Services to the Company, Optionee shall receive an option with respect to the number of Option Shares set forth in the table below depending on the number of hours of Consulting Services that Optionee provides to the Company on such day as indicated in the table below:

         Number of Hours of                             Number of
         Consulting Services Provided               Option Shares Received

         (a)  Up to four hours                       250 Option Shares
         (b)  More than four hours                   500 Option Shares
               and up to eight hours
         (c)  More than eight hours                  750 Option Shares
               and up to ten hours
         (d)  More than ten hours                    1,000 Option Shares

         At the end of each month, Optionee shall notify the Company in writing as to the number of hours (on a day-by-day basis) of Consulting Services provided by Optionee to the Company during such month. After the Company's review of Optionee's written notification, the Company and Optionee shall enter the number of Option Shares awarded for such month on Schedule I hereto. The option granted hereunder with respect to any Option Shares awarded hereunder shall become effective on the entry of the award on Schedule I hereto with respect to such Option Shares and shall expire five years after the last day of the month with respect to which such Option Shares were awarded. In the event of Optionee's death prior to the otherwise applicable expiration date, the options created by this Agreement shall be exercisable for one year after Optionee's death by the legal representative of the estate of Optionee or the person(s) who acquires the rights of Optionee hereunder by bequest or inheritance as a result of the death of Optionee. Notwithstanding anything else contained herein, the maximum number of Option Shares that may be awarded pursuant to this Agreement shall be 250,000.

         2. Purchase Price. The purchase price of the Option Shares covered by this Agreement shall be the Fair Market Value of the Common Stock as determined by (a) (if the Common Stock is listed on an exchange) the lowest trading price of the Common Stock for the quarter in which the option on the related Option Shares was granted, or (b) (if the Common Stock is not listed on an exchange) upon any factors the Board of Directors shall deem appropriate consistent with the appropriate provisions of the Internal Revenue Code.

         3. Exercise. Subject to the limitations contained herein, Optionee may exercise an an option created pursuant to this Agreement at any time after it becomes effective. If Optionee or Optionee's successor fails to exercise any option created under this Agreement on or before the expiration date provided for herein with respect to such option, such option shall expire on such expiration date and be of no further force and effect. The option to purchase granted hereunder shall be exercised by giving written notice to the Company in compliance with this Agreement. Such notice shall state the number of Option Shares with respect to which the option is being exercised and shall specify a date which shall not be less than three (3) nor more than thirty (30) days after the date of such notice, as the date on which the Option Shares will be taken up and payment made therefor in cash, certified or bank cashier's check, or the equivalent, at the principal office of the Company. If any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice, then the date of the delivery of such Option Shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of Option Shares specified in such notice on the date set forth therein, as the same may be extended as provided above, such exercise of this option may be terminated by the Company with respect to such number of Option Shares not taken and paid for. Each exercise of an option pursuant to this Agreement shall be deemed to be an exercise with respect to the option or options having the earliest expiration date.

         4.       Adjustments.

         (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the per share purchase price of the Option Shares in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the per share purchase price of the Option Shares in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the per share purchase price of the Option Shares, the number of Option Shares purchasable upon the exercise of the Option shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of the Option immediately prior to such adjustment, multiplied by the per share purchase price of the Option Shares in effect immediately prior to such adjustment, by (ii) the per share purchase price of the Option Shares in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection (a) immediately above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that Optionee shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which Optionee would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, Optionee had held the number of shares of Common Stock which were then purchasable upon the exercise of the Option. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of Optionee such that the provisions set forth in this Section 4 (including provisions with respect to adjustment of the per share purchase price of the Option Shares) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Option.

         5. Shares Reserved. The Company will, at all times during the term of this Agreement, reserve and keep available such number of its common shares as will be sufficient to satisfy the requirements of this Agreement and will pay all fees and expenses necessarily incurred by the Company in connection with the issuance of such shares.

         6. Restriction on Issuance of Shares; Legends. The Company will not be obligated to sell any Option Shares hereunder unless the Option Shares are at the time exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. Optionee shall make such investment representations to the Company and shall consent to the imposition of such legends on the stock certificates as are necessary, in the opinion of the Company's counsel, to secure to the Company an appropriate exemption from applicable securities laws. The Company shall give to Optionee such piggy-back registration rights as the Company and Optionee are able to agree upon in advance; provided, however, no such rights shall be given with respect to the initial Registration Statement on Form SB-2 that the Company proposes to file with the U.S.
Securities and Exchange Commission.

         7. Successors. This Agreement will be binding upon any successor of the Company.

         8. No Rights as Shareholder. Optionee shall have no rights as a shareholder by reason of this Agreement and shall have only those rights expressly conferred by this Agreement.

         9. Nontransferability. This option will not be transferable other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and during the lifetime of Optionee the option may be exercised only by Optionee. More particularly (but without limiting the generality of the foregoing), the option may not be assigned, transferred, pledged or hypothecated in any way, may not be assignable by operation of law, and may not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the option, will be null and void and without effect.

         10. Withholding Taxes. Upon exercise of any portion of this option and notice from the Company to Optionee, Optionee shall pay to the Company the amount of withholding income tax (if any) required to be withheld by the Company from compensation to Optionee and in turn paid by the Company to the U.S. Internal Revenue Service.

         11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid, to:

                  if to the Company, addressed to:

                           JVWeb, Inc.
                           5444 Westheimer, Suite 2080
                           Houston, Texas 77056
                           Attention: Mr. Greg J. Micek; and


                  if to Optionee, addressed to the address for notice set forth beneath Optionee's signature below;

or to such other address for notice as either party shall hereafter notify the other party in writing, from time to time.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                  "COMPANY"

                                  JVWEB, INC.


                                  By: ______________________________________
                                  Greg J. Micek, President

                                  "OPTIONEE"

                                  ------------------------------------------
                                  Kevin Dotson

                                  Address for Optionee:

                                  ------------------------------------------

                                  ------------------------------------------
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                                        4

                                   SCHEDULE I

                             Awards of Option Shares

                           Number of Option   Initials of           Optionee's
Month/Year                 Shares Awarded     Officer of Company    Initials

Date of                    27,500
Execution